                                                                    Exhibit 99.1

      I hereby certify that the exhibit attached hereto is a fair and accurate English translation of the Authorization of the Central Bank authorizing the issuance of the Notes.


                                        By: /s/ DOUGLAS DURAN
                                            ------------------------
                                            DOUGLAS DURAN
                                            Attorney-in-fact

Date: October 1, 1997

                           CENTRAL BANK AUTHORIZATION

                                                          CENTRAL BANK OF BRAZIL
                               Fiscalization and Registration of Foreign Capital

Previous Authorization
Authorization no. 10-1-96/00515
Deadline for Entry of the Funds:  12.13.1996

The Central Bank of Brazil, pursuant to the legislation in force, authorizes the following transaction, as per application submitted on 10.28.1996:

9. DEBTOR:

TEVECAP S.A.
Rua do Rocio, 313, suite 101 (part)
04552-904 - Sao Paulo (SP)
Tel:  (011) 821.8711
Fax:  (011) 821.8770
Corporate Taxpayer Registration no. 57.574.170/0001-05
Field of Activities:  (IBGE classification):  64.20-3
Legal Nature:  41

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10. CREDITOR(s):

Chase Securities Inc. (issuance and placement agent)
New York - United States of America

Chemical Trust and Banking Co. Ltd. (Japan) (payment agent)
Tokyo, Japan
Legal Nature:  63

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11. GUARANTORS:

TVA SISTEMA DE TELEVISAO S.A.
Sao Paulo (SP)
Corporate Taxpayer Registration no. 71.613.400/0001-10

TVA BRASIL RADIOENLACES LTDA.
Sao Paulo (SP)
Corporate Taxpayer Registration no. 58.884.495/0001-49
Legal Nature:  42

TVA COMMUNICATIONS LTD.
British Virgin Islands

TVA SUL PARTICIPACOES S.A.
Curitiba (PR)
Corporate Taxpayer Registration no. 01.201.577/0001-24

GALAXY BRASIL S.A.
Sao Paulo - SP
Corporate Taxpayer Registrtion no. 00.497.373/0001-10

TELEVISAO SHOW TIME LTDA.
Sao Paulo - SP
General Taxpayer Registration no. 58.535.477/0001-51

COMERCIAL CABO TV SAO PAULO LTDA.
Sao Paulo - SP
General Taxpayer Registration no. 65.791.444/0001-38

TVA PARANA LTDA.
Curitiba (PR)

TVA ALPHA CABO LTDA.
Curitiba (PR)

CCS CAMBORIU CABLE SYSTEM DE TELECOMUNICACOES LTDA.
Balneario Camboriu (SC)

TCC TV A CABO LTDA.
Curitiba (PR)

TV SUL FOZ DO IGUACU LTDA.
Foz do Iguacu (PR)

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12. CHARACTERISTICS OF THE OPERATION:

Cash loan through issuance of Senior Fixed Rate Notes in the international market under a Public Placement system. Directive no. 2.384, of November 26, 1993. Purpose: working capital

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13. VALUE:

US$300,000,000.00 (three hundred million United States dollars)

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14. INTEREST:

Up to 14.75% per year, incident upon the outstanding balance of principal as from the date of entry of the funds into the Country.

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15. OTHER CHARGES:

a) Underwriting Commission: up to 3.25% of the value entering into the country;

b) Premium for the exercise of the Put Option (5 years): up to 1% of the repaid value;

c) Premium for redemption at final maturity date (8 years): up to 5% of the repaid value;

d) General Expenses: reasonable expenses, up to the maximum value of US$700,000.00 (seven hundred thousand United States dollars) for the total value of the operation (US$300 million) comprising the expenses in Reais and in foreign currency.

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16. INCOME TAX AND IOF:

A)    INCOME TAX:

A.1.- PAYMENT ON FINAL MATURITY DATE (8 years): not applicable

Note: the income tax reduction, in the manner set forth in Directive no. 2.661, of 02.08.1996, will only be effective if at the time of application for registration of the present transaction the applicant submits a Clearing Certificate of Debt issued by the INSS - National Social Security Institute, proving non-existence of debts to the Social Security, pursuant to Law no. 8212, of 07.24.1991.

A.2. - SHOULD THE PUT OPTION BE EXERCISED (see item "J" of the field 11. Notes): by Debtor, incident upon interest and other charges;

B.IOF (Directive MF no. 241, of 10.31.1996):  not applicable.

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17. DATE OF ENTRY OF THE FUNDS INTO THE COUNTRY:

Estimated date:  November 11, 1996

Notes:

1) At least five business days prior to the date of entry the above indicated date shall be confirmed or a new date shall be established, through correspondence to be sent to fax no. (061) 414.2927, addressed to FIRCE/DIAUT;

2) Should the date not be confirmed or, if confirmed, should the exchange operation not be carried out, this previous authorization will be automatically cancelled by SISBACEN;

3) The closing of the exchange operation shall be immediately communicated by debtor through correspondence to be sent to fax no. (061) 226.3441, to FIRCE/DIDEX/SUDEM.

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18. PAYMENT CONDITIONS:

10.1 PRINCIPAL

In one single installment, eight years after the date of entry of the funds into the Country;

Note: see item "J" of item 11. Notes.

10.2 INTEREST:

Semi-annually due;

10.3 OTHER CHARGES:

a) Underwriting Commission: on the date of entry of the funds into the country;

b) Premium for the exercise of the Put Option (5 years): together with repaid principal, due only in the event the put option is exercised in the 60th month as from the date of admittance of the funds into the Country;

c) Premium for redemption at final maturity date (8 years): together with repaid principal, due only in the event the put option is exercised in the 96th month as from the date of admittance of the funds into the Country;

d) General Expenses: after issuance of the Certificate of Registration, through submission of evidence, in reais, except as to the ones incurred into abroad and that can only be paid in foreign currency.

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19. NOTES

A. For purposes of entry of the funds into the Country the provision of Article 2 of Circular Letter no. 2491, of 10.19.1994 is applicable to this authorization.

B. Nature of the operations: 70.425.

C. Any remittance abroad based on this authorization is prohibited, except as to the Commission (see item 10. Payment Conditions).

D. This operation shall comply with the following special exchange system;

D.1. Contracting of type 3 - exchange (corresponding to entry of 100% of the funds);

D.2. Contracting of type 4 - exchange (corresponding to payment of the Commission);

D.3. Liquidation of the types 3 and 4 of exchange operations shall be made as follows:

      Type 03:

      Upon effective entry of the funds corresponding to 100% of the nominal value, with deduction of the Commission;

      Type 04:

      Without financial transactions for the portion not corresponding to effective entry of the funds (Commission).

E. Upon lapse of the deadline for entry of the funds this authorization shall be returned to this Central Bank to be canceled.

F. The credit instruments relating to this loan shall be issued in the same currency indicated in this authorization.

G. The registration application shall be submitted up to thirty days after exchange closing. At the time of submission the applicant shall identify the dates for payment of the installments of the loan (day, month and year) and shall submit evidence of the date of entry of the funds into the Country.

H. Origin of the funds: new entry.

I. This authorization is granted based on the statements made and documents presented by the promising agents and issuer, and this Bank reserves the right of investigation the correctness and truthfulness thereof, based on Article 62 of Decree no. 55.672 of 02.17.1965. Collection or payment, under any title, in national or foreign currency, of charges that are not expressly approved by the Central Bank or any inaccuracy in the statement or documents will automatically cause the cancellation of this authorization.

J. At the end of the fifth year as from the date of entry of the funds into the Country the put option (acceleration of maturity of principal by creditor) may be exercised at the maximum price of 100% of face value. In said event, the bank intervening in the contracting of the exchange shall have the obligation of sending to the Central Bank of Brazil - FIRCE/DIDEX (Brasilia - DF), together with the Certificate of Registration, a copy of the DARF proving payment of the taxes due (see item 8. Income Tax and IOF).

L. This authorization cancels and supersedes prior authorization no. 10-1-96/00451, of October 14, 1996.

CENTRAL BANK OF BRAZIL - FISCALIZATION AND REGISTRATION OF
FOREIGN CAPITAL

Brasilia, November 13, 1996.

Vilma A. de Araujo Olivieri (follows a signature)
Haroldo Sergio Alves Pereira (follows a signature)

Exchange Operation - Bank - 375 - Place - 5885 - No. 97/000155
Value:  US$88,125.00 - Corresponding to R$91,791.00
Income Tax - Receipt - DARF Date:  01.13.1997 Value:  R$16,198.41
Nature of the Remittance - Period
Technical Assistance:
Royalties:
|X|  Others (Specify) - General Expenses
Place and Date:  Sao Paulo, January 13, 1997
Intervening Bank:  Bank Fenicia S.A.
Authorized Signature

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Exchange Operation - Bank - 375 - Place - 5885 - No. 97/000467
Value:  US$73,125.00 - Corresponding to R$76,269.38
Income Tax - Receipt - DARF Date:  01.27.1997 Value:  R$13,459.30
Nature of the Remittance - Period
Technical Assistance:
Royalties:
|X|  Others (Specify) - General Expenses
Place and Date:  Sao Paulo, January 27, 1997

Intervening Bank:  Banco Fenicia S.A.
Authorized Signature

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Exchange Operation - Bank - 375 - Place - 5885 - No. 97/000465
Value:  US$95,000.00 - Corresponding to R$99,085.80
Income Tax - Receipt - DARF Date:  01.27.1997 Value:  R$17,485.59
Nature of the Remittance - Period
Technical Assistance:
Royalties:
|X|  Others (Specify) - General Expenses
Place and Date:  Sao Paulo, January 27, 1997
Intervening Bank:  Banco Fenicia S.A.
Authorized Signature